EXHIBIT 10.23

SHAREHOLDER PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, made as of this ____ day of April, 2010 (this “Agreement”), is between ___________ (the “Pledgor”), and _______________., a British Virgin Islands limited partnership, in its capacity as collateral agent for the Buyers identified below (in such capacity, together with its successors and assigns, the “Pledgee”).

WHEREAS:

A.           KaChing KaChing, Inc. a Delaware corporation (the “Company”), has executed and delivered to each of the Buyers those certain secured senior notes each made by the Pledgor and dated as of the date hereof in an original aggregate principal amount of $1,255,875 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”).  The Notes were issued pursuant to a certain Securities Purchase Agreement dated as of April ___, 2010 (as the same may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), among the Company and the entities listed on the Schedule of Buyers thereto (together with their respective successors and assigns, the “Buyers”), and pursuant to which the Buyers have made certain loans (“Loans”) to the Company.

B.           The Pledgor is a shareholder of the Company and has agreed to enter into a Guaranty date the date hereof (the “Guaranty”) in favor of the Pledgee, guaranteeing all present and future obligations of the Company under the Purchase Agreement, the Notes, and the other Transaction Documents (as defined in the Purchase Agreement) on such terms and conditions as are set forth therein and has also agreed to pledge the Pledged Collateral (as defined below) to secure all of his obligations under the Guaranty as further described herein.

C.           It is a condition precedent to the Buyers’ purchase of the Notes that the Pledgor shall have executed and delivered to the Pledgee for the benefit of the Buyers this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Buyers to purchase the Notes under the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Pledgee as follows:

1.           Defined Terms.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Purchase Agreement.

2.           Pledge. As collateral security for all of the Obligations (as defined in the Guaranty), the Pledgor hereby pledges and assigns and grants to the Pledgee, for the benefit of the Buyers, a continuing first priority perfected security interest in, and first Lien on, all of his right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a)           6,582,858 shares of common stock of the Company owned by the Pledgor, as further described in Exhibit A (as such Schedule may be amended from time to time in accordance with the terms hereof), and any and all future, issued and outstanding shares of capital stock, or other equity or investment securities of, or partnership, membership, or joint venture interests in, the Company, whether now owned or hereafter acquired by the Pledgor and whether or not evidenced or represented by any stock certificate, certificated security or other instrument, together with the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and any other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all cash and noncash proceeds thereof (collectively, the “Pledged Shares”),

(b)           all present and future increases, profits, combinations, reclassifications, and substitutes and replacements for all or part of the foregoing Pledged Collateral heretofore described;

(c)           all investment property, financial assets, securities, capital stock, other equity interests, stock options and commodity contracts of the Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness payable or owing to the Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing Pledged Collateral heretofore described;

(d)           all securities entitlements of the Pledgor in any and all of the foregoing Pledged Collateral heretofore described; and

(e)           all proceeds (including proceeds of proceeds) of any and all of the foregoing Pledged Collateral heretofore described;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise). All of the Pledged Shares now owned by the Pledgor which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated assignments separate from certificates or stock powers duly executed in blank by the Pledgor and irrevocable proxies, are being delivered to the Pledgee simultaneously herewith.  Upon the creation or acquisition of any new Pledged Shares, the Pledgor shall execute an Addendum in the form of Exhibit B attached hereto (a “Pledge Addendum”). Any Pledged Collateral described in a Pledge Addendum executed by the Pledgor shall thereafter be deemed to be listed on Exhibit A hereto. The Pledgee shall maintain possession and custody of the certificates representing the Pledged Shares and any additional Pledged Collateral.

3.           Representations and Warranties of the Pledgor. The Pledgor represents and warrants to the Pledgee, and covenants with the Pledgee, that:

(a)           the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, and such shares or other equity interests are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of the Pledgee created by this Agreement;

(b)           there are no outstanding options, warrants or other similar agreements with respect to the Pledged Shares or any of the other Pledged Collateral;

(c)           this Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms;

(d)           the Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable and the holders thereof are not entitled to any preemptive first refusal or similar rights;

(e)           no consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of the Pledgor is required in connection with the pledge and security interest granted under this Agreement;

(f)           the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles or certificate of incorporation, bylaws or any other similar organizational documents of the Pledgor or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon any of the assets of the Pledgor, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor or the Company, except as otherwise contemplated by this Agreement; and

(g)           the pledge, assignment and delivery of the Pledged Shares and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority security interest in such Pledged Shares and Pledged Collateral and the proceeds thereof in favor of the Pledgee, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Shares or any other Pledged Collateral.  The Pledgor covenants and agrees that it will defend, for the benefit of the Pledgee, the Pledgee’s right, title and security interest in and to the Pledged Shares, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other persons or entities.

4.           Dividends, Distributions, Etc. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares or otherwise, the Pledgor agrees, in each case, to accept the same as the Pledgee’s agent and to hold the same in trust for the Pledgee, and to deliver the same promptly (but in any event within three days) to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by the Pledgee subject to the terms hereof, as additional Pledged Collateral. The Pledgor shall promptly deliver to the Pledgee (i) a Pledge Addendum with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by the Pledgee. Pledgor hereby authorizes the Pledgee to attach each Pledge Addendum to this Agreement.  In case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Pledgee to be held by it as additional Pledged Collateral.  Except as provided in Section 5(b) below, all sums of money and property so paid or distributed in respect of the Pledged Shares which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held by the Pledgor in trust as additional Pledged Collateral.

5.           Voting Rights; Dividends; Certificates.

(a)           So long as no Event of Default (as defined in the Notes) has occurred and is continuing, the Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below) to exercise its voting and other consensual rights with respect to the Pledged Shares and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement or the Purchase Agreement and the other Transaction Documents.  The Pledgor hereby grants to the Pledgee or its nominee, an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, which proxy shall be effective, at the discretion of the Pledgee, upon the occurrence and during the continuance of an Event of Default. Upon the request of the Pledgee at any time, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as the Pledgee may request.

(b)           In the event that the Pledgor, as record and beneficial owner of the Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, the Pledgor shall deliver to the Pledgee, and the Pledgee shall be entitled to receive and retain, for the benefit of the Pledgee and the Buyers, all such cash or other distributions as additional security for the Obligations.

(c)           Subject to any sale or other disposition by the Pledgee of the Pledged Shares, any other Pledged Collateral or other property pursuant to this Agreement, upon the indefeasible full payment in cash, satisfaction and termination of all of the Obligations and the termination of this Agreement pursuant to Section 11 hereof and of the liens and security interests hereby granted, the Pledged Shares, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be returned to the Pledgor or to such other persons or entities as shall be legally entitled thereto.

(d)           The Pledgor shall cause all Pledged Shares to be certificated at all times while this Agreement is in effect.

6.           Rights of the Pledgee.  The Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto.  Any or all of the Pledged Shares held by the Pledgee hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of the Pledgee or its nominee, and the Pledgee or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to the Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to the Company or upon the exercise by the Company, the Pledgor or the Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Pledgee may reasonably determine, all without liability except to account for property actually received by the Pledgee, but the Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7.           Remedies. Upon the occurrence and during the continuance of an Event of Default, the Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) in effect in the State of New York from time to time, whether or not the UCC applies to the affected Pledged Collateral (or the Uniform Commercial Code as in effect in any other relevant jurisdiction).  The Pledgee also, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of the Pledgee’s offices or elsewhere upon such terms and conditions as the Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released.  The Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of the Pledgee hereunder, including attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Obligations, in such order as the Pledgee may elect.  The Pledgor shall remain liable for any deficiency remaining unpaid after such application.  Only after so paying over such net proceeds and after the payment by the Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need the Pledgee account for the surplus, if any, to the Pledgor.  The Pledgor agrees that the Pledgee will give reasonable notice (such reasonable notice to be determined by the Pledgee in its sole and absolute discretion) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place.  No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

8.           No Disposition, Etc.  The Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other Pledged Collateral, nor will the Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Shares or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest of the Pledgee provided for by this Agreement.

9.           Sale of Pledged Shares.

(a)           The Pledgor recognizes that the Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of the Company) of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner.  The Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit the Company to register such securities for public sale under the 1933 Act, or under applicable state securities laws, even if the Company would agree to do so.

(b)           The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sales or dispositions of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at the Pledgor's expense.  The Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8, 9 and 24 will cause irreparable injury to the Pledgee and that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of the Pledgee to seek and obtain specific performance of other obligations of the Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(c)           The Pledgor further agrees to indemnify and hold harmless the Buyers, the Pledgee and their respective successors and assigns, their respective officers, directors, employees, attorneys and agents, and any person or entity in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, legal fees and expenses (in this paragraph collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by the Pledgee, in writing, specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Pledgee or any successor thereof, or any person or entity in control of any thereof.  In connection with a public sale or other distribution, the Pledgor will provide customary indemnification to any underwriters, their successors and assigns, officers and directors and each person or entity who controls any such underwriter (within the meaning of the 1933 Act).  If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, the Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The obligations of the Pledgor under this paragraph (c) shall survive any termination of this Agreement.

(d)           The Pledgor further agrees to waive any and all rights of subrogation it may have against the Company upon the sale or disposition of all or any portion of the Pledged Collateral by the Pledgee pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 11 below.

10.           No Waiver; Cumulative Remedies.  The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by the Pledgee shall be valid unless in writing and signed by the Pledgee, and then only to the extent therein set forth.  A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any further occasion.  No course of dealing between the Pledgor and the Pledgee and no failure to exercise, nor any delay in exercising on the part of the Pledgee or the Buyers of, any right, power or privilege hereunder shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Purchase Agreement.

11.           Termination. This Agreement and the liens and security interests granted hereunder shall terminate and the Pledgee shall return any Pledged Shares or other Pledged Collateral then held by the Pledgee in accordance with the provisions of this Agreement to the Pledgor upon the termination of the Notes and the full and complete performance and indefeasible satisfaction of all of the Obligations (i) in respect of the Notes (including, without limitation, the indefeasible payment in full in cash of all such Obligations) and (ii) with respect to which claims have been asserted by the Pledgee and/or Buyers.
12.           Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of the Pledgee pursuant hereto, neither the Pledgee, nor any nominee of the Pledgee, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to the Pledgor.  The Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of the Company and of all other circumstances bearing upon the risk of non-payment of the Obligations, and the Pledgee shall have no duty to advise the Pledgor of information known to the Pledgee regarding such condition or any such circumstance. The Pledgee shall have no duty to inquire into the powers of the Company or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

13.           Taxes and Expenses.  The Pledgor will upon demand pay to the Pledgee, (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Pledgee) payable or ruled payable by any Governmental Entity (as defined in the Purchase Agreement) in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the fees and expenses of counsel for the Pledgee and of any experts and agents that the Pledgee may incur in connection with (i) the administration, modification or amendment of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof.

14.           The Pledgee Appointed Attorney-In-Fact.  The Pledgor hereby irrevocably appoints the Pledgee as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee’s discretion, to take any action and to execute any instrument that the Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement and (ii) to complete any assignment separate from certificate delivered hereunder; provided that the power of attorney granted hereunder shall only be exercised by the Pledgee after the occurrence and during the continuance of an Event of Default.

15.           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Notwithstanding the foregoing, the Pledgee may enforce its rights and remedies in any other jurisdiction applicable to the Pledged Collateral.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

17.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

18.           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

19.           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Pledgor, the Pledgee, the Buyers and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

20.           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day (as defined in the Purchase Agreement) after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Pledgor:

If to the Pledgee:

21.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Buyers of the Notes.  The Pledgor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Pledgee.  The Pledgee may assign its rights hereunder without the consent of the Pledgor, in which event such assignee shall be deemed to be the Pledgee hereunder with respect to such assigned rights.

22.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

23.           Survival.  All representations, warranties, covenants and agreements of the Pledgor and the Pledgee shall survive the execution and delivery of this Agreement.

24.           Further Assurances.  The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor will execute and deliver all assignments separate from certificates or stock powers, financing statements and such further documents and do such further acts and things as the Pledgee may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

25.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

26.           Pledgee Authorized.  The Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Shares or other Pledged Collateral without the signature of the Pledgor.

27.           Pledgee Acknowledgement.  The Pledgor acknowledges receipt of an executed copy of this Agreement.  The Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Pledgee to deliver to the Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

28.           Collateral Agent.  The terms and provisions of Section 5.12 of the Security Agreement which set forth the appointment of the Collateral Agent and the indemnifications to which the Collateral Agent is entitled are hereby incorporated by reference herein as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

PLEDGOR:

By:
Name:
Title:

PLEDGEE:

By:
Name:
Title:

ACKNOWLEDGEMENT

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Pledge Agreement, (ii) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Shares (as defined therein) in the name of the Pledgee or its nominee or the exercise of voting rights by the Pledgee and (iii) agrees promptly to note on its books and records the grant of the security interest in the stock or other equity interests of the undersigned as provided in such Pledge Agreement.

KACHING KACHING, a Delaware corporation

Dated: April __, 2010	By:	/s/
Name: Robert J. McNulty
Title: Chief Executive Officer

EXHIBIT A
to Pledge Agreement

DESCRIPTION OF CAPITAL STOCK OR EQUITY INTERESTS OF PLEDGE ENTITIES

DESCRIPTION OF PLEDGED SHARES OR UNITS

A-2